UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2016

VIATAR CTC SOLUTIONS INC.

 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-199619 (Commission File Number)	26-1581305 (IRS Employer Identification No.)

116 John Street, Suite 10, Lowell, Massachusetts (Address of principal executive offices)	01852 (Zip Code)

Registrant’s telephone number, including area code: (617) 299-6590

Copies to:

Darrin Ocasio, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ð	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
€	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

€	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
€	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 is incorporated by reference into this Item 3.02.

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 23, 2016, Viatar CTC Solutions Inc. (the “Company”) entered into an employment agreement with Ilan Reich (the “Employment Agreement”). The initial term of the Employment Agreement expires on December 31, 2022 and provides for automatic renewal of two year terms unless terminated by either party upon written notice (the “Term”). Pursuant to the terms of the Employment Agreement Mr. Reich shall not initially receive a base salary; provided, however, that the Company’s Compensation Committee, and if there is no Compensation Committee, the Company’s board of directors (the “Board”), shall review Mr. Reich’s base salary from time to time and may, in its sole discretion, increase the base salary. Mr. Reich shall be entitled to receive a bonus during the Term of an amount not to exceed $5,000,000 and shall be conditioned up Mr. Reich meeting certain milestone goals as determined from time to time by the Compensation Committee or the Board if there is no Compensation Committee.

The foregoing description is qualified in its entirety by reference to the full text of the Employment Agreement which is attached as Exhibit 10.1 and incorporated herein by reference.

On May 23, 2016, the Board of the Company appointed David Boral, Thomas Gallo and David Tierney as members of the Board effective immediately. On May 23, 2016, the Board of the Company appointed Jack Stover as a member of the Board effective as of July 1, 2016. The Board approved the issuance of an annual grant of 75,000 shares of the Company’s common stock (the “Shares”) to each of the four directors. In addition, each director shall receive $10,000 annually for up to six (6) board and committee meetings and $250 per hour thereafter (together with the “Shares”, the “Compensation”).

There is no family relationship between Mr. Boral, Mr. Gallo, Dr. Tierney and Mr. Stover and any of our other officers and directors. Except for the Compensation there are no understandings or arrangements between Mr. Boral, Mr. Gallo, Dr. Tierney and Mr. Stover and any other person pursuant to which each of Mr. Boral, Mr. Gallo, Dr. Tierney and Mr. Stover were appointed as a director. Set forth below is the biographical information of Mr. Boral, Mr. Gallo, Dr. Tierney and Mr. Stover as required by Item 401 of Regulation S-K.

David Boral, 33

Since February 2016 David Boral  has been serving as the Managing Director, Business Development of Aeon Fund, a family of investment vehicles designed and operated to provide access to primary and secondary alternative investment products. From December 2014 to April 2015 Mr. Boral served as the Vice President of Fantex Holdings, a venture capital backed investment bank and market place, and from December 2011 to June 2014 he served as the Vice President of Costal Equities/John Carris Investments, a boutique brokerage firm. Mr. Boral has over 10 years of capital markets and investment banking experience and holds Series 7, 24, 63, 66 and 79 licenses. Mr. Boral received a BBA in Finance from Pace University. The Board believes that Mr. Boral is qualified to serve as a director because of his financial experience.

Thomas Gallo, 54

In 2014 Thomas Gallo founded Strategic Advisory Group @ Corinthian Partners (“SAG”), a boutique investment bank, and served as SAG’s Senior Managing Director from February 2014 to June 2015. In June 2015, Mr. Gallo shifted SAG to Newbridge Securities (“NBS”), a full service investment bank and broker dealer. Since June 2015 Mr. Gallo has been serving as the Senior Managing Director at SAG at NBS. Prior to SAG, from January 2010 to February 2014 Mr. Gallo worked at Garden State Securities as an Investment Advisor to high net worth investors and as Strategic Advisor and Investment Banker to public companies. In 2003 Mr. Gallo co-founded and was the Managing Director of Moneta Capital Advisors, and from 2001 until 2003 he was President of Kirlin Securities.  From 1991 to 2001 Mr. Gallo was a founding member, President, Chief Executive Officer and Chairman of the board of M.S. Farrell & Co, Inc., an investment banking firm which was acquired by Kirlin Securities. From 1985 to 1991 Mr. Gallo held sales and trading positions at a number of financial institutions including Lehman Brothers and Bear Stearns & Co. The Board believes that Mr. Gallo is qualified to serve as a director because of his financial experience.

David Tierney, 53

Since March 2014 David Tierney has served as the Chief Executive Officer of Icon Bioscience, Inc., a privately-held ophthalmic drug delivery company. From February 2013 to March 2014 he was a Venture Partner at Signet Healthcare Partners. Dr. Tierney co-founded Oceana Therapeutics, Inc. (“Oceana”) and from June 2008 to December 2011 he served as the President, Chief Operating Officer and a member of the board of Oceana until Oceana was acquired by Salix Pharmaceuticals, Ltd. From August 2000 to April 2007 Dr. Tierney served as the President, Chief Executive Officer and a member of the board of Valera Pharmaceuticals, Inc. (“Valera”) until Valera was acquired by Indevus Pharmaceuticals, Inc., and from January 2000 to August 2000 he served as the President of Biovail Technologies. From March 1997 to January 2000 Dr. Tierney served as the Senior Vice President of Drug Development at Roberts Pharmaceutical Corporation, and from January 1990 to April 1997 he served as the Medical Director of Elan Pharmaceuticals. Dr. Tierney has been serving as a member of the board of KemPharm, Inc. since March 2014 and a member of the board of Catalyst Pharmaceuticals since April 2002. Dr. Tierney received his medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine. The Board believes that Dr. Tierney is qualified to serve as a director because his business executive and pharmaceutical industry experience.

Jack Stover, 63

Since December 2015 Jack Stover has served as the interim President, Chief Executive Officer and a member of the board of directors of Interpace Diagnostics Group Inc. Since September 2013 Mr. Stover has also served as the Chief Executive Officer of Zebec Therapeutics LLC. Since May 2016 Mr. Stover has served as a member of the board of directors and chairman of the audit committee of Onconova Therapeutics Inc., and since June 2015 he has served as a member of the board of directors of Cernostics, Inc. From 2005 to 2015 Mr. Stover served as a member of the board of directors and chairman of the audit committee of PDI Inc., and from 2008 to 2015 he was engaged by JEStoverConsulting LLC. From March 2004 to October 2008 Mr. Stover was the Chief Executive Officer and a member of the board of directors of Antares Pharma Inc. The Board believes that Mr. Stover is qualified to serve as a director because his business executive experience.

Item 8.01 Other Events.

On May 23, 2016, the Company issued a press release regarding the appointment of David Boral, Thomas Gallo, David Tierney and Jack Stover, a copy of which is attached as Exhibit 99.1 hereto.

In connection with upcoming meetings with prospective investors in Hong Kong and Australia, the Company is releasing an investor presentation, a copy of which is attached as Exhibit 99.2 hereto.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

10.1

Employment Agreement

99.1

Press Release

99.2

Investor Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIATAR CTC SOLUTIONS INC.

Dated: May 23, 2016
	By:	/s/ Ilan Reich
	Name:	Ilan Reich
	Title:	Chief Executive Officer